23.1	Consent of Joern (John) Scholz.

Joern (John) Scholz CA

Chartered Accountant and Business Advisor	7700 Pine
Valley Drive
Licensed Public Accountant	PO
Box 72039
CPAB Registered – Canada	Woodbridge, ON
L4L 8N8
PCAOB Registered – USA
Canada
T. +1.647.347.4294
F. +1.647.347.4295
M. +1.416.451.0225
Email: johnscholzca@rogers.com

February 27, 2012

US Securities and Exchange Commission

Nirek Resources Inc. - years ended July 31, 2010 and 2011
Guardians of Gold Inc. - years ended August 31, 2010 and 2011

Dear Sir/Madam:

We have audited the balance sheets of the above noted Companies at the above noted dates and the statements of operations, retained earnings and cash flows for the dates then ended, included in the filing.

In connection with the filing:

1.	We are the auditors of the above noted Companies and are independent within the meaning of the Rules of Professional Conduct.

2.

In our opinion, the financial statements audited by us (as listed above), and included in the filing, comply as to form in all material respects with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States of America).

3.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

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4.	We have not audited any financial statements of the above noted Companies as at any date or for any period other than those listed above.
We consent to the use, through incorporation or reference in the filing, of all the above noted audit reports.

Yours truly, /s/ Joern Scholz Joern Scholz CA Chartered Accountant Licensed Public Accountant, PCAOB Registered